Exhibit 5.1

Pepper Hamilton LLP

15th Floor, Oliver Street Tower
125 High Street
Boston, MA 02110-2736
617.204.5100
Fax 617.204.5150

September 13, 2011

Pressure BioSciences, Inc. 14 Norfolk Avenue South Easton, Massachusetts 02375

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $15,000,000 in aggregate offering price of: (1) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), together with an equal number of rights (the “Rights”), issuable pursuant to that certain Rights Agreement dated February 27, 2003, between the Company and Computershare Trust Company, as amended (the “Rights Agreement”), providing, in effect, for the delivery of a Right, along with each share of Common Stock issued by the Company; (2) one or more series of stock within the class of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (3) warrants to purchase shares of Common Stock and/or shares of Preferred Stock (the “Warrants”); and (4) units consisting of one or more shares of Common Stock, Preferred Stock and/or Warrants in any combination (“Units”) (collectively, the “Securities”).  The Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective.

You have requested that we render the opinions set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection with this opinion, we have examined the following documents (collectively, the “Documents”): (1) the Registration Statement, (2) the exhibits to the Registration Statement, (3) the Company’s Restated Articles of Organization, as amended (the “Charter”), and Amended and Restated Bylaws, as amended (the “Bylaws”), as in effect on the date hereof, (4) the Rights Agreement, (5) the corporate records and resolutions of the Company relating to the proceedings of the Board of Directors of the Company, and (6) an officer’s certificate certifying as to the Charter, Bylaws, resolutions of the Board of Directors, and incumbency of officers.

For purposes of this opinion, we have assumed, without any investigation, (1) the legal capacity of each natural person, (2) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (3) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (4) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (5) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (6) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (7) the conformity to the original of each document submitted to us as a copy, (8) the authenticity of the original of each document submitted to us as a copy, (9) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (10) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.  We have also assumed that the Securities will be issued against payment of valid consideration under applicable law.

We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

The opinions expressed herein are based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

Our opinions contained herein are limited to the laws of the Commonwealth of Massachusetts, including the statutory provisions, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, the Bylaws and applicable Massachusetts law, including approvals by the Company’s stockholders and Board of Directors, if required, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that prior to any issuance of Preferred Stock, Warrants to purchase Preferred Stock or Units that contain Preferred Stock or Warrants to purchase Preferred Stock, such Preferred Stock shall be designated in accordance with the Charter and applicable Massachusetts law and articles of amendment with a certificate of designation shall be duly filed with the Secretary of State of the Commonwealth of Massachusetts.

In expressing the opinions set forth below, we have further assumed that if the Warrants or the portion of Units that contain Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a financial institution identified therein as a warrant agent (the “Warrant Agent”):  (1) the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; (3) the terms of the Warrants and of their issuance will be consistent with the Warrant Agreement; (4) the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; (5) the Warrant Agent will be in compliance with all applicable laws and regulations; and (6) the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

The opinions hereafter expressed in numbered paragraphs 3 and 4 with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (1) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (2) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (3) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 through 4 below, and our express opinions therein contained shall not be interpreted to be an implied opinion upon any other matter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Stock and related Rights and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that at the time of any offering or sale of such Common Stock, the Company shall have such number of shares of Common Stock and related Rights as are included in such offering or sale authorized and available for issuance, the Common Stock and related Rights will be duly authorized and, when and if delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Stock, and upon the designation of such Preferred Stock in accordance with applicable law and the filing of appropriate articles of amendment with a certificate of designation with the Secretary of State of the Commonwealth of Massachusetts, and the due execution, countersignature and delivery of certificates evidencing such Preferred Stock, and assuming that at the time of any offering or sale of such Preferred Stock, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, the Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, will be validly issued, fully paid and nonassessable.

3. Upon completion of all Authorizing Proceedings relating to the Securities that are Warrants and the due execution, authentication and delivery of documents representing such Warrants and any related Warrant Agreements, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of shares of Common Stock and/or shares of Preferred Stock as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants will be duly authorized and, when and if delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4. Upon completion of all Authorizing Proceedings relating to Securities that are Units and the due execution, authentication and delivery of documents representing such Units and any other documents related to such Units, and assuming that at the time of any offering or sale of such Units, the Company shall have such number of Securities authorized and available for issuance that are components of such Units or are issuable upon exercise, exchange or conversion of any components of such Units, the Units will be duly authorized and, when and if delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement, the related prospectus and any prospectus supplement included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

As counsel to the Company, we have furnished this opinion in connection with the filing of the Registration Statement.  This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.  Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without our express written permission.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP